Exhibit 23.1

GEORGE STEWART, CPA
316 17TH AVENUE SOUTH
SEATTLE, WASHINGTON 98144
(206) 328-8554  FAX(206) 328-0383

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of George Stewart, Certified Public Accountant consent to the use, in Form S-8 of Seen On Screen TV, Inc., filed with the Securities Exchange Commission ("SEC") on August 5, 2014 (SEC file no. 333-197854), of our audit report dated March 16, 2016 filed with this Form 10-K.

Very truly yours,

/S/ George Stewart

George Stewart, CPA

Audit Report Date:          March 16, 2016